EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Imperial Capital Group, LLC

Los Angeles, CA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 21, 2009, relating to the consolidated financial statements of Imperial Capital Group, LLC as of December 31, 2007 and 2008 and for each of the three years in the period ended December 31, 2008 which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, CA

October 21, 2009